EXHIBIT 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie — Vice President	Mark Plungy — Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com
ALTERA ANNOUNCES FIRST QUARTER RESULTS
San Jose, Calif., April 20, 2010—Altera Corporation (NASDAQ: ALTR) today announced first quarter sales of $402.3 million, up 10 percent from the fourth quarter of 2009 and up 52 percent from the first quarter of 2009. New product sales increased 29 percent sequentially. First quarter net income was $153.2 million, $0.50 per diluted share, compared with net income of $103.0 million, $0.34 per diluted share, in the fourth quarter of 2009 and $44.0 million, $0.15 per diluted share, in the first quarter of 2009.
Cash flow from operating activities was $132.7 million. Altera ended the quarter with $1.7 billion in cash and short-term investments.
Altera’s board of directors has declared a quarterly cash dividend of $0.05 per share payable on June 1, 2010 to shareholders of record on May 10, 2010.
“We are benefiting from growth in our 65-nm and 40-nm FPGAs as customer designs transition from prototyping into production. First quarter revenues are at an all time high for Altera,” said John Daane, president, chief executive officer, and chairman of the board. “Our just announced 28-nm Stratix V FPGAs offer the potential to extend Altera’s technology leadership as we continue to expand the applications that can be served by programmable logic.”
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Several recent accomplishments mark the company’s continuing progress.
•	With the announcement of the 28-nm Stratix® V FPGA family, Altera extends its technology leadership with unique solutions for high-bandwidth applications while reducing cost and power. This new family includes four variants that address a broad range of applications in the wireless/wireline communications, military, broadcast, computer and storage, test and medical markets. Stratix V FPGAs offer up to 1.6 Tbps serial switching capability, more than 1 million logic elements as well as integrated transceivers operating up to an industry-leading 28 Gbps. The devices additionally incorporate the industry’s highest level of application-targeted hard intellectual property for increased system integration and performance without the cost and power penalty. Stratix V FPGAs also feature Embedded HardCopy Blocks. This unique methodology gives Altera the ability to rapidly harden logic-intensive or standardized functions within the FPGA to reduce cost and power. Quartus® II software support for Stratix V FPGAs will be available this quarter. Stratix V samples will begin to ship in the first quarter of 2011.

•	All members of the 40-nm Arria® II GX FPGA family are now shipping in production volumes. With these devices and the Stratix IV family shipping in volume, Altera remains the broadest supplier of 40-nm FPGAs in the industry. The Arria II GX family delivers to customers a low-power, low-cost and high-performance FPGA solution specifically targeting 3-Gbps transceiver applications. Arria II GX FPGAs currently serve a wide variety of high-volume applications in the broadcast, military, wireless and wireline markets.

•	Stratix IV FPGAs continue to win praise from the editorial community. Editors from Application of Electronics Technique (AET), China Electronics News (CEN) and VME and Critical Systems Magazine recognized the 40-nm Stratix IV family for a number of innovations, including its density, performance and power advantage, and its leadership position in leading-edge process technology. Since devices started shipping in December 2008, 10 electronics trade publications have presented Stratix IV FPGAs with 12 product and technology awards. The latest recognitions include:
•	Stratix IV GX FPGAs received AET’’s Best Programmable Logic Device Award and were included in the magazine’s 2009 Leading Electronic Products issue. AET readers and industry experts recognized Stratix IV GX FPGAs for achievements in performance, power, innovation and wide market application.

•	Altera was presented with CEN’s Leading FPGA Technology Award as part of its 2009 Editor’s Choice Award selection. The magazine’s editors recognized Altera for its breakthroughs in delivering the industry’s first 40-nm FPGA in volume production in 2009, as well as the innovations Altera made to Cyclone® FPGAs and Quartus II software.

•	Stratix IV FPGAs received VME and Critical Systems Magazine’s Editor’s Choice Award. The publication’s editors recognized Altera’s high-density Stratix IV EP4SE820 FPGA for its technology leadership. The FPGA features 820K logic elements and offers the highest performance and lowest power in its class.

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Business Outlook for the Second Quarter 2010

Sequential Sales Growth	Up 8% to 12%

Gross Margin	71% to 72%

Research and Development	$64 to 65 million

SG&A	$63 to 64 million

Tax Rate	13% to 15%
Conference Call and Quarterly Update:
A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. The webcast and subsequent replay will be available in the Investor Relations section of the company’s website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.
Altera’s second quarter business update will be issued in a press release available after the market close on June 7, 2010.
Forward-Looking Statements
Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release, the potential sales growth of 40-nm FPGAs, the ability of 28-nm FPGAs to expand applications served by programmable logic, Stratix V sample shipping schedules and Stratix V software support availability. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, vertical market mix, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including Arria®, Arria II, Cyclone® II, Cyclone III, Stratix® II, Stratix III, Stratix IV, and Stratix V FPGAs, MAX® II CPLDs and HardCopy® device families, changes in the mix of our business between prototyping

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and production-based demand, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.
About Altera
Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera’s FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.
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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	April 2,	December 31,	March 27,
	2010	2009	2009
Net sales	$402,295	$364,998	$264,602
Cost of sales	114,936	115,281	94,029

Gross margin	287,359	249,717	170,573
Operating expenses
Research and development	64,340	66,940	58,190
Selling, general, and administrative	62,181	63,404	60,659

Total operating expenses	126,521	130,344	118,849

Operating margin(1)	160,838	119,373	51,724
Compensation expense — deferred compensation plan	2,228	2,629	23
Gain on deferred compensation plan securities	(2,228)	(2,629)	(23)
Interest income and other	(592)	(248)	(3,378)
Interest expense	1,291	1,208	1,338

Income before income taxes	160,139	118,413	53,764
Income tax expense	6,966	15,439	9,803

Net income	$153,173	$102,974	$43,961

Net income per share:
Basic	$0.51	$0.35	$0.15

Diluted	$0.50	$0.34	$0.15

Shares used in computing per share amounts:
Basic	298,566	296,036	293,105

Diluted	304,327	300,613	294,881

Cash dividends per common share	$0.05	$0.05	$0.05

Tax rate	4.3%	13.0%	18.2%
% of Net sales:
Gross margin	71.4%	68.4%	64.5%
Research and development	16.0%	18.3%	22.0%
Selling, general, and administrative	15.5%	17.4%	22.9%
Operating margin(1)	40.0%	32.7%	19.5%
Net income	38.1%	28.2%	16.6%
Notes:

(1)	We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles (“US GAAP”), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	THREE MONTHS ENDED
	April 2,	December 31,	March 27,
	2010	2009	2009
Operating margin (non-GAAP)	$160,838	$119,373	$51,724
Compensation expense — deferred compensation plan	2,228	2,629	23

Income from operations (GAAP)	$158,610	$116,744	$51,701

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ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	April 2,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$1,738,375	$1,546,672
Accounts receivable, net	360,135	218,144
Inventories	87,319	69,705
Deferred income taxes — current	80,337	79,164
Deferred compensation plan — marketable securities	49,634	50,905
Deferred compensation plan — restricted cash equivalents	18,940	18,986
Other current assets	59,721	58,194

Total current assets	2,394,461	2,041,770
Property and equipment, net	169,023	174,516
Deferred income taxes — non-current	55,057	59,249
Other assets, net	18,828	17,696

Total assets	$2,637,369	$2,293,231

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$66,554	$50,520
Accrued liabilities	21,586	32,256
Accrued compensation and related liabilities	52,880	49,862
Deferred compensation plan obligations	68,574	69,891
Deferred income and allowances on sales to distributors	399,869	281,885
Income taxes payable	3,913	5,547

Total current liabilities	613,376	489,961
Income taxes payable — non-current	203,057	210,967
Long-term credit facility	500,000	500,000
Other non-current liabilities	7,435	6,967

Total liabilities	$1,323,868	$1,207,895

Stockholders’ equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding 301,173 at April 2, 2010 and 296,817 at December 31, 2009	301	297
Capital in excess of par value	465,307	372,098
Retained earnings	847,893	712,941

Total stockholders’ equity	$1,313,501	$1,085,336

Total liabilities and stockholders’ equity	$2,637,369	$2,293,231

Key Ratios & Information
Current Ratio	4:1	4:1
Liabilities/Equity	1:1	1:1
Quarterly Operating Cash Flows	$132,670	$176,352
TTM Return on Equity	35%	27%
Quarterly Depreciation Expense	$7,031	$6,839
Quarterly Capital Expenditures	$1,538	$1,824
Annualized Net Sales per Employee	$630	$450
Number of Employees	2,559	2,551
Inventory MSOH (1): Altera	2.3	1.8
Inventory MSOH (1): Distribution	0.9	0.7
TTM Cash Conversion Cycle	97	77

(1)	MSOH: Months Supply On Hand

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ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	April 2,	March 27,
	2010	2009
Cash Flows from Operating Activities:
Net income	$153,173	$43,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,066	7,516
Stock-based compensation	14,062	15,842
Deferred income tax expense	909	1,838
Tax effect of employee stock plans	3,105	(1,026)
Excess tax benefit from employee stock plans	(1,828)	(45)
Gain on substantive termination of retiree medical plan	—	(6,488)
Changes in assets and liabilities:
Accounts receivable, net	(141,991)	(98,690)
Inventories	(17,614)	21,304
Other assets	(2,694)	19,385
Accounts payable and other liabilities	11,477	(10,399)
Deferred income and allowances on sales to distributors	117,984	39,908
Income taxes payable	(7,434)	7,551
Deferred compensation plan obligations	(3,545)	3,327

Net cash provided by operating activities	132,670	43,984

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,538)	(4,553)
Sales (purchases) of deferred compensation plan securities, net	3,545	(3,327)
Purchases of intangible assets	—	(438)

Net cash provided by (used in) investing activities	2,007	(8,318)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	77,482	2,305
Shares withheld for employee taxes	(4,784)	(3,783)
Payment of dividends to stockholders	(14,873)	(14,663)
Excess tax benefit from stock-based compensation	1,828	45
Principal payments on capital lease obligations	(2,627)	(2,022)

Net cash provided by (used in) financing activities	57,026	(18,118)

Net increase in cash and cash equivalents	191,703	17,548
Cash and cash equivalents at beginning of period	1,546,672	1,216,743

Cash and cash equivalents at end of period	$1,738,375	$1,234,291

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ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

				Quarterly Growth Rate
	THREE MONTHS ENDED				Year-
	April 2,	December 31,	March 27,	Sequential	Over-Year
	2010	2009	2009	Change	Change

Geography(1)
Americas	19%	21%	19%	3%	59%
Asia Pacific	40%	39%	38%	11%	57%
EMEA	24%	21%	24%	28%	53%
Japan	17%	19%	19%	-2%	34%

Total	100%	100%	100%	10%	52%

Product Category(2)
New	34%	29%	16%	29%	216%
Mainstream	30%	32%	35%	5%	32%
Mature & Other	36%	39%	49%	—	11%

Total	100%	100%	100%	10%	52%

Vertical Market
Telecom & Wireless	40%	41%	46%	8%	32%
Industrial Automation, Military & Auto	24%	23%	21%	15%	75%
Networking, Computer & Storage	13%	14%	15%	-1%	30%
Other	23%	22%	18%	18%	96%

Total	100%	100%	100%	10%	52%

FPGAs and CPLDs
FPGA	79%	78%	77%	11%	56%
CPLD	14%	15%	14%	6%	48%
Other	7%	7%	9%	5%	21%

Total	100%	100%	100%	10%	52%

Product Category Description

Category	Products
New	Stratix III, Stratix IV (including E, GX and GT), Arria II GX, Cyclone III, Cyclone IV GX, MAX II, and HardCopy III devices
Mainstream	Stratix II (and GX), Arria GX, Cyclone II, and HardCopy II devices
Mature & Other	Stratix (and GX), Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy, FLEX® series, APEX™ series, Mercury™, Excalibur™, configuration and other devices, intellectual property cores, and software and other tools
Notes:

(1)	During the first quarter of 2010, we introduced new geographic terms of Americas (previously reported as North America), and EMEA (including Europe, the Middle East and Africa, previously reported as Europe) to more closely align with the geographic regions we serve.

(2)	Effective January 2010, the product classification (new, mainstream and mature & other) has changed. All prior period data has been adjusted to conform to the current classification. Data calculated under both the new and former classification are available in the investor relations section of the company’s website at http://www.altera.com.

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